Exhibit 32

CERTIFICATION OF PERIODIC REPORT

The undersigned officers of United Components, Inc. hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to such officer’s knowledge:

1.
the Quarterly Report on Form 10-Q of United Components, Inc. for the quarter ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Components, Inc.

Date: August 11, 2010

By:	/s/ BRUCE M. ZORICH
Name: Bruce M. Zorich
Title: Chief Executive Officer

Date: August 11, 2010

By:	/s/ MARK P. BLAUFUSS
Name: Mark P. Blaufuss
Title: Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of United Components, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to United Components, Inc. and will be retained by United Components, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.